Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2012 RESULTS

•	Occupancy Improved to 89.9%, Up 140 Basis Points from 3Q12, 200 Basis Points from 4Q11

•	Same Store NOI on a Cash Basis Up 7.0% in 4Q12, Excluding Termination Fees

•	Signed Lease Agreement for First Chino Logistics Center Development in Southern California

•	Initiated 2013 FFO Guidance of $1.02 to $1.12 Per Share Before Loss from Retirement of Debt

•	Re-Initiates Common Stock Dividend of $0.085 per Share/Unit for 1Q13

CHICAGO, February 20, 2013 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for the fourth quarter and full year 2012. Diluted net loss available to common stockholders per share (EPS) was $(0.09) in the fourth quarter, compared to $(0.05) a year ago. Full year 2012 diluted net loss available to common stockholders was $(0.24) per share, compared to $(0.34) per share in 2011.

First Industrial’s fourth quarter FFO was $0.18 per share/unit on a diluted basis, compared to $0.23 per share/unit for the year ago quarter. Full year 2012 FFO was $0.88 per share/unit on a diluted basis versus $0.89 per share/unit in 2011.

FFO per share results for the fourth quarter of 2012 include a $0.03 loss on retirement of debt and a $0.02 loss related to the partial redemption of the 7.25% Series J Cumulative Redeemable Preferred Stock. Results for the quarter reflected increased general and administrative expenses due to accelerated vesting of incentive compensation and lease termination fees of $2.9 million.

FFO results for the full year 2012 include a $0.10 loss on retirement of debt, a $0.02 loss related to the partial redemption of the 7.25% Series J Cumulative Redeemable Preferred Stock, the one-time charge of $0.06 per share related to the Company’s preliminary agreement with the IRS related to the audit of the Company’s 2009 taxable REIT subsidiary liquidation, and $0.04 per share of NAREIT-compliant gains.

“In 2012, our team continued on its mission to drive value from leasing, strengthen our balance sheet and refine our portfolio through active asset management and new investment,” said Bruce W. Duncan, First Industrial’s president and CEO. “As a result of our execution and our positive outlook for our portfolio supported by improving industry fundamentals, the Board decided to re-initiate a common dividend for the first quarter of 2013.”

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Portfolio Performance for On Balance Sheet Properties

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In-service occupancy was 89.9% at the end of the quarter, up 140 basis points from 88.5% at the end of the third quarter 2012, and up 200 basis points from 87.9% at the end of the fourth quarter of 2011.

•	Retained tenants in 77.2% of square footage up for renewal.

•	Excluding lease termination fees, same store cash basis net operating income (NOI) increased 7.0%. Including lease termination fees, same store cash basis NOI increased 12.4%.

•	Rental rates decreased 6.8% on a cash basis; leasing costs were $2.67 per square foot.

Common Stock Dividend Re-initiated

The board of directors re-initiated the Company’s common stock dividend by declaring a dividend of $0.085 per share/unit for the quarter ending March 31, 2013 payable on April 15, 2013 to stockholders of record on March 29, 2013.

“We are pleased to return to being a dividend-paying REIT,” added Mr. Duncan. “The Board established the dividend at a level from which we hope to grow as we further lease-up our portfolio, while enabling us to retain capital for our business needs and new investment.”

Preferred Dividends

The board of directors declared a dividend of $0.45313 per depositary share on its 7.25% Series J Cumulative Redeemable Preferred Stock (NYSE: FR-PrJ) for the quarter ending March 31, 2013 payable on April 1, 2013 to stockholders of record on March 15, 2013.

Additionally, the board of directors declared a dividend of $0.45313 per depositary share on its 7.25% Series K Cumulative Redeemable Preferred Stock (NYSE: FR-PrK) for the quarter ending March 31, 2013 payable on April 1, 2013 to stockholders of record on March 15, 2013.

Capital Markets Activities and Financial Position

In the fourth quarter, the Company:

•	Redeemed $50 million (2 million depositary shares) of its 7.25% Series J Cumulative Redeemable Preferred Stock.

•	Repurchased $13.7 million of its 7.60% Notes due 2028 and $1.0 million of its 7.75% Senior Notes due 2032.

•	Paid off $14.1 million of mortgage debt with a weighted average interest rate of 7.58%.

In the first quarter of 2013 to date, the Company:

•	Repurchased $4.0 million of its 7.60% Notes due 2028.

“We continued to reduce our capital costs by redeploying excess sales proceeds for the partial redemption of our 7.25% Series J preferred stock,” said Scott Musil, chief financial officer. “To further reduce borrowing costs, we plan to prepay $72 million of mortgages at a weighted average interest rate of 7.0% in 2013.”

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Divestment Activities

In the fourth quarter, the Company:

•	Completed the sale of three properties totaling approximately 151,000 square feet for a total of $5.2 million.

For the full year 2012, the Company

•	Completed the sale of 28 properties and one land parcel totaling approximately 4.2 million square feet for a total of $85.6 million.

In the first quarter of 2013 to date, the Company sold one property comprised of 41,000 square feet for $1.7 million.

Development Leasing

During the first quarter of 2013, the Company signed a long-term lease for its 300,300 square-foot First Chino Logistics Center development in process in the Inland Empire in Southern California. The tenant is expected to take occupancy of the building approximately midway through the second quarter of 2013.

“On the heels of leasing our 692,000 square-foot First Inland Logistics Center in the Inland Empire last year, we were successful in leasing our First Chino Logistics Center development more than one year ahead of schedule,” said Johannson Yap, chief investment officer.

Outlook for 2013

Mr. Duncan stated, “Industry fundamentals continue to improve in step with the economy, while new supply of industrial space is limited relative to historical levels. Our team is focused on capturing the growth opportunity within our existing portfolio, lease-up of our developments, as well as new investment.”

	Low End of Guidance for 2013 (Per share/unit)	High End of Guidance for 2013 (Per share/unit)
Net Loss Available to Common Stockholders	(0.13)	(0.03)
Add: Real Estate Depreciation/Amortization	1.13	1.13

FFO (NAREIT Definition)	$1.00	$1.10

Add: Loss from Retirement of Debt Related to Planned Early Mortgage Payoffs and 1Q13 Senior Note Repurchase	0.02	0.02

FFO Before Loss from Retirement of Debt	$1.02	$1.12

The following assumptions were used:

•	Average in-service occupancy of 90.5% to 92.0%.

•	Same-store NOI of positive 1% to 3% for the full year.

•	JV FFO of approximately $0.5 million.

•	General and administrative expense of approximately $21.5 million to $22.5 million.

•

Guidance includes the impact of our plan to prepay, prior to maturity, approximately $72 million of mortgage debt with a weighted average interest rate of approximately 7.0%. Guidance also reflects the aforementioned repurchase in 1Q13 of $4.0 million of the Company’s 7.60% Notes due 2028.

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•	Guidance includes the incremental costs to complete the Company’s three developments in process. The Company plans to capitalize $0.02 per share of interest related to these developments.

•	Guidance reflects the impact of the lease-up of the First Chino Logistics Center in 2Q13 as discussed above.

•	Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future property sales or investments,

•	any lease-up of the First Bandini Logistics Center or First Logistics Center @ I-83 developments in process,

•	any future impairment gains or losses,

•	any NAREIT-compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 67.5 million square feet of industrial space as of December 31, 2012. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the

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taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2011 and in the Company’s subsequent ’34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial Realty Trust, Inc. (NYSE: FR) will host its quarterly conference call on Thursday, February 21, 2013 at 12:00 p.m. EST (11:00 a.m. CST). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Statement of Operations and Other Data:
Total Revenues	$84,327	$79,220	$327,273	$315,876
Property Expenses	(27,815)	(26,947)	(105,126)	(106,639)
General & Administrative	(8,689)	(5,585)	(25,103)	(20,638)
Restructuring Costs	—	—	—	(1,553)
Impairment of Real Estate	—	451	164	7,634
Depreciation of Corporate FF&E	(241)	(328)	(1,077)	(1,426)
Depreciation and Other Amortization of Real Estate	(29,043)	(31,854)	(119,820)	(117,850)

Total Expenses	(65,788)	(64,263)	(250,962)	(240,472)
Interest Income	613	888	2,874	3,922
Interest Expense	(19,514)	(23,196)	(83,506)	(100,127)
Amortization of Deferred Financing Costs	(867)	(726)	(3,460)	(3,963)
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	6	(158)	(328)	(1,718)
Loss from Retirement of Debt	(3,038)	(855)	(9,684)	(5,459)
Foreign Currency Exchange Loss	—	—	—	(332)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Provision	(4,261)	(9,090)	(17,793)	(32,273)
Equity in Income of Joint Ventures (a)	1,403	73	1,559	980
Gain on Change in Control of Interests	—	—	776	689
Income Tax Provision	(264)	(424)	(5,522)	(450)

Loss from Continuing Operations	(3,122)	(9,441)	(20,980)	(31,054)
Discontinued Operations:
Income Attributable to Discontinued Operations	58	1,380	2,019	1,773
Gain on Sale of Real Estate	660	7,068	12,665	20,419
Benefit (Provision) for Income Taxes Allocable to Discontinued Operations	—	817	—	(1,246)

Income from Discontinued Operations	718	9,265	14,684	20,946
Loss Before Gain on Sale of Real Estate	(2,404)	(176)	(6,296)	(10,108)
Gain on Sale of Real Estate	—	—	3,777	1,370
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	—	(452)

Net Loss	(2,404)	(176)	(2,519)	(9,190)
Net Loss Attributable to the Noncontrolling Interest	433	255	1,201	1,745

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(1,971)	79	(1,318)	(7,445)
Preferred Dividends	(4,662)	(4,763)	(18,947)	(19,565)
Redemption of Preferred Stock	(1,804)	—	(1,804)	—

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,437)	$(4,684)	$(22,069)	$(27,010)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS TO FFO (b) AND FAD (b)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,437)	$(4,684)	$(22,069)	$(27,010)
Depreciation and Other Amortization of Real Estate	29,043	31,854	119,820	117,850
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	160	727	1,612	4,473
Impairment of Depreciated Real Estate	—	155	(164)	(514)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	93	1,410	4,973
Noncontrolling Interest	(433)	(255)	(1,201)	(1,745)
Equity in Dep/Other Amortization of Joint Ventures (a)	(275)	102	(20)	551
Gain on Change in Control of Interests	—	—	(776)	(689)
Non-NAREIT Compliant Gain (b)	(660)	(7,068)	(12,665)	(20,419)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(845)	—	(902)	(616)

Funds From Operations (NAREIT) (“FFO”) (b)	$18,553	$20,924	$85,045	$76,854

Loss from Retirement of Debt	3,038	855	9,684	5,459
Restricted Stock/Unit Amortization	4,852	991	8,559	3,759
Amortization of Deferred Financing Costs	867	726	3,460	3,963
Depreciation of Corporate FF&E	241	328	1,077	1,426
Impairment of Undepreciated Real Estate	—	(606)	—	(7,120)
Redemption of Preferred Stock	1,804	—	1,804	—
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(6)	158	328	1,718
Non-Incremental Capital Expenditures	(15,429)	(18,306)	(49,279)	(56,038)
Straight-Line Rental Income Adjustment	(1,121)	(1,987)	(3,504)	(7,733)

Funds Available for Distribution (“FAD”) (b)	$12,799	$3,083	$57,174	$22,288

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS TO EBITDA (b) AND NOI (b)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,437)	$(4,684)	$(22,069)	$(27,010)
Interest Expense	19,514	23,196	83,506	100,127
Interest Expense Included in Discontinued Operations	—	—	—	63
Restructuring Costs	—	—	—	1,553
Depreciation and Other Amortization of Real Estate	29,043	31,854	119,820	117,850
Depreciation and Other Amortization of Real Estate Included in Discontinued Operations	160	727	1,612	4,473
Impairment of Depreciated Real Estate	—	155	(164)	(514)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	93	1,410	4,973
Impairment of Undepreciated Real Estate	—	(606)	—	(7,120)
Preferred Dividends	4,662	4,763	18,947	19,565
Redemption of Preferred Stock	1,804	—	1,804	—
Income Tax Provision (Benefit)	264	(393)	5,522	2,148
Noncontrolling Interest	(433)	(255)	(1,201)	(1,745)
Loss from Retirement of Debt	3,038	855	9,684	5,459
Amortization of Deferred Financing Costs	867	726	3,460	3,963
Depreciation of Corporate FF&E	241	328	1,077	1,426
Equity in Dep/Other Amortization of Joint Ventures (a)	(275)	102	(20)	551
Gain on Change in Control of Interests	—	—	(776)	(689)
Non-NAREIT Compliant Gain (b)	(660)	(7,068)	(12,665)	(20,419)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	(845)	—	(902)	(616)

EBITDA (b)	$48,943	$49,793	$209,045	$204,038
General and Administrative	8,689	5,585	25,103	20,638
Foreign Currency Exchange Loss	—	—	—	332
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(6)	158	328	1,718
NAREIT Compliant Economic Gain (b)	—	—	(3,777)	(1,370)
FFO of Joint Ventures (b)	(360)	(445)	(1,153)	(1,885)

Net Operating Income (“NOI”) (b)	$57,266	$55,091	$229,546	$223,471

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (b)
Gain on Sale of Real Estate	$—	$—	$3,777	$1,370
Gain on Sale of Real Estate included in Discontinued Operations	660	7,068	12,665	20,419
Non-NAREIT Compliant Gain (b)	(660)	(7,068)	(12,665)	(20,419)

NAREIT Compliant Economic Gain (b)	$—	$—	$3,777	$1,370

Weighted Avg. Number of Shares/Units Outstanding—Basic/Diluted (c)	102,599	91,200	96,509	85,913
Weighted Avg. Number of Shares Outstanding—Basic/Diluted (c)	97,738	85,941	91,468	80,616
Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$18,553	$20,924	$85,045	$76,854
- Basic/Diluted (c)	$0.18	$0.23	$0.88	$0.89
Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax Provision	$(3,122)	$(9,441)	$(17,203)	$(30,136)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	466	794	1,962	3,027
Less: Preferred Dividends	(4,662)	(4,763)	(18,947)	(19,565)
Less: Redemption of Preferred Stock	(1,804)	—	(1,804)	—

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(9,122)	$(13,410)	$(35,992)	$(46,674)
- Basic/Diluted (c)	$(0.09)	$(0.16)	$(0.39)	$(0.58)
Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(8,437)	$(4,684)	$(22,069)	$(27,010)
- Basic/Diluted (c)	$(0.09)	$(0.05)	$(0.24)	$(0.34)
Balance Sheet Data (end of period):
Gross Real Estate Invesment	$3,121,448	$2,992,096
Real Estate and Other Assets Held For Sale, Net	6,765	91,659
Total Assets	2,608,842	2,666,657
Debt	1,335,766	1,479,483
Total Liabilities	1,463,189	1,594,062
Total Equity	$1,145,653	$1,072,595

a)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and funds available for distribution (“FAD”), variously defined below, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The National Association of Real Estate Investment Trusts (“NAREIT”) has a published definition of FFO and from January 1, 2009 until September 30, 2011, the Company calculated FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss) in accordance with NAREIT’s definition of FFO. In the fourth quarter of 2011, NAREIT modified its definition of FFO to exclude impairment write downs of depreciable real estate from FFO. Beginning in the fourth quarter of 2011, the Company adopted NAREIT’s updated FFO definition. NAREIT Compliant Economic Gain (Loss) results from the sale of properties not previously depreciated. Non-NAREIT Compliant Gain (Loss) results from the sale of depreciable properties.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus foreign exchange loss, plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2012, include all properties owned prior to January 1, 2011 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2011 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended December 31, 2012 and December 31, 2011, NOI was $57,266 and $55,091, respectively; NOI of properties not in the Same Store Pool was $(1,019) and $1,677, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $496 and $2,009, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and FAD.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and twelve months ended December 31, 2012 and December 31, 2011, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in net loss available to common stockholders. The Company conforms the calculation of FFO and FAD with the calculation of EPS.